Exhibit G

The Supervisory Board of Euronav NV

De Gerlachekaai 20

2000 Antwerp

Belgium

Delivered by hand with confirmation of receipt

Antwerp, 16 January 2023

Dear Madam Chairman and other members of the Supervisory Board,

In accordance with article 7:126 of the Belgian Code of Companies and Associations and article 31 of the articles of association of Euronav NV, we hereby request that the Supervisory Board convenes a special general meeting of Euronav NV as soon as possible with the agenda items and proposed decisions attached as Annex 1.

Certificates evidencing that CMB NV holds at least 10% of the shares representing the capital of Euronav NV are attached as Annex 2.

We would be grateful if you could confirm receipt of this request to legal@cmb.be and take all necessary actions for the convocation and organisation of a special general meeting (including making available a convening notice, proxy form, voting by mail form and U.S. proxy card, as well as the justification of compliance with the independence requirements of the proposed independent members of the Supervisory Board, attached as Annex 3), in accordance with applicable legal requirements.

Yours sincerely,

Alexander Saverys	Ludovic Saverys
Chief Executive Officer	Chief Financial Officer
CMB NV	CMB NV

Annexes:

1.	Agenda items and proposed decisions

2.	Certificates of shareholding

3.	Independence requirements

CMB n.v.

De Gerlachekaai 20 2000 Antwerpen 1 Belgium	Tel : +32 3 247 59 11 Fax: +32 3 248 09 06 www.cmb.be | info@cmb.be	BTW BE 0404 535 431 RPR Antwerpen

Annex 1: Agenda items and proposed decisions

1.	Dismissal of members of the Supervisory Board

Proposed decisions (each proposed decision to be made subject to a separate vote):

1.1	The general meeting resolves to terminate the mandate of Mrs. Anne-Hélène Monsellato as member of the Supervisory Board with immediate effect.

1.2	The general meeting resolves to terminate the mandate of Mrs. Grace Reksten Skaugen as member of the Supervisory Board with immediate effect.

1.3	The general meeting resolves to terminate the mandate of Mr. Steven Smith as member of the Supervisory Board with immediate effect.

1.4	The general meeting resolves to terminate the mandate of Mrs. Anita Odedra as member of the Supervisory Board with immediate effect.

1.5	The general meeting resolves to terminate the mandate of Mr. Carl Trowell as member of the Supervisory Board with immediate effect.

2.	Appointment of members of the Supervisory Board

Proposed decisions (each proposed decision to be made subject to a separate vote):

2.1	The general meeting resolves to appoint Mr. Marc Saverys as non-independent member of the Supervisory Board, until and including the ordinary general meeting to be held in 2026.

Mr. Marc Saverys holds a degree in law from the University of Ghent. In In 1975 he joined Bocimar’s chartering department, the dry bulk division of the CMB Group. In 1985 he left Bocimar and became Managing Director of Exmar, which at that time became a diversified shipowning company, where he was in charge of the drybulk division. He became a director of CMB Group in 1991 and was Managing Director of CMB Group from April 1992 through September 2014 when he was appointed as chairman. During the period from 2003 through July 2014, he served as the Chairman of the Board of Euronav, and served as a Vice-Chairman of the Board of Euronav from July 2014 until December 2015.

2.2	The general meeting resolves to appoint Mr. Patrick De Brabandere as non-independent member of the Supervisory Board until and including the ordinary general meeting to be held in 2026.

Mr. Patrick De Brabandere holds a degree in Applied Economic Sciences from UCL Louvain-la Neuve. He started his career at the audit firm Arthur Andersen. In 1987, he joined Almabo, the former holding company of the Saverys family, as Project Controller. He became CFO of CMB NV in 1998 and was appointed director of CMB NV in 2002. In 2003, following the partial demerger of Exmar NV from CMB NV, he became director and CFO of Exmar NV, then COO. In 2020 he became CFO of Exmar NV again until June 2022. He currently is a director of CMB NV and he also sits on the board of CMB.TECH NV since April 2021.

2.3	The general meeting resolves to appoint Mrs. Julie De Nul as independent member of the Supervisory Board, until and including the ordinary general meeting to be held in 2026.

Mrs. Julie De Nul holds a Master’s degree in law from the University of Ghent. She is CEO of Jan De Nul Dredging NV since 2020 and has been a member of the board of directors of Jan De Nul NV since 2010. From 2007 to 2010, she was Legal Counsel at Office Belgium. She is currently also a member of the board of directors of VCB (the Flemish Construction Confederation), VOKA (the Flanders’ Chamber of Commerce and Industry) and Museum Dr. Guislain Ghent.

CMB n.v.

De Gerlachekaai 20 2000 Antwerpen 1 Belgium	Tel : +32 3 247 59 11 Fax: +32 3 248 09 06 www.cmb.be | info@cmb.be	BTW BE 0404 535 431 RPR Antwerpen

The general meeting acknowledges that Mrs. Julie De Nul can be considered independent under Belgian law, on the basis of the information provided (see Annex 3).

2.4	The general meeting resolves to appoint Mrs. Catharina Scheers as independent member of the Supervisory Board, until and including the ordinary general meeting to be held in 2026.

Mrs. Catharina Scheers holds a Master’s degree in Communication and Media from KU Leuven and a Bachelor’s degree in Political and Social Science from the University of Antwerp. She started her career with Fast Lines in 1993. She is the owner and managing director of Fast Lines Belgium and has been appointed Chair of the company since 2003. She is currently also a member of the board of directors of ASF (Antwerp Shipping Federation), a member of the board of BRABO and a member of WISTA (Women’s International Shipping and Trading Association). In 2021, Mrs. Catharina Scheers received the ESPA “Maritime Figure of the Year” award.

The general meeting acknowledges that Mrs. Catharine Scheers can be considered independent under Belgian law, on the basis of the information provided (see Annex 3).

2.5	The general meeting resolves to appoint Mr. Patrick Molis as independent member of the Supervisory Board, until and including the ordinary general meeting to be held in 2026.

Mr. Patrick Molis graduated from the Institut d’Etudes Politiques de Paris and holds a Master’s degree in law from Paris X Nanterre. He started his career as a Magistrate at the Cour des Comptes. Mr. Patrick Molis was General Manager of Union Normande Investissement (1989-1992), CFO of Worms & Cie Group (1994-1997), General Manager of Compagnie Nationale de Navigation (1995-1998), Chairman of the Board of Compagnie du Ponant (2012-2015) and Chairman and CEO of Héli-Union (2013-2022). He is currently Chairman of Compagnie Nationale de Navigation (since 1998) and director of Sabena Technics. He has previously served as member of the board of directors of Euronav Luxembourg (1995-2001), Euronav (2004-2010), Compagnie Maritime Nantaise (1995-2017), Compagnie Méridionale de Navigation (2008-2022) and of the Conseil d’orientation du Domaine national de Chambord (2007-2017). Mr. Patrick Molis has been awarded the titles of Knight of the Legion of Honour and Officer of the Order of Merit.

The general meeting acknowledges that Mr. Patrick Molis can be considered independent under Belgian law, on the basis of the information provided (see Annex 3).

3.	Proxy Crossroad Bank for Enterprises, counters for enterprises, registers of the enterprise court, administrative agencies and fiscal administrations

Proposed decision:

The general meeting resolves to grant authority to Mrs. Sofie Lemlijn, Ms. Maxime Van der Weehe and Ms. Wendy De Mesmaecker to act alone with power to substitute, to fulfil all necessary formalities with the Crossroad Bank for Enterprises, counters for enterprises, registers of the enterprise court, administrative agencies and fiscal administrations with respect to the decisions taken at the present meeting.

CMB n.v.

De Gerlachekaai 20 2000 Antwerpen 1 Belgium	Tel : +32 3 247 59 11 Fax: +32 3 248 09 06 www.cmb.be | info@cmb.be	BTW BE 0404 535 431 RPR Antwerpen

Annex 2: Certificates of shareholding

CMB n.v.

De Gerlachekaai 20 2000 Antwerpen 1 Belgium	Tel : +32 3 247 59 11 Fax: +32 3 248 09 06 www.cmb.be | info@cmb.be	BTW BE 0404 535 431 RPR Antwerpen

KBC Bank KBC CORPORATE BANKING ANTWERPEN

KC3741 - DELACENSERIESTRAAT 1 - 2018 ANTWERPEN - BELGIE

Information on the valuation of your securities

•

KBC provides a value for each security in this overview. This may be a market value or an estimated value. The market value is derived from the data available from a trading platform. Where the value has been estimated, this is indicated by an asterisk (*) next to the value.

•

In certain cases, it is not possible to give a market value. KBC will then provide an estimated value. The absence of a market value probably reflects a lack of liquidity. In other words, the security is not traded frequently, if at all. Since it is only an estimate, the estimated value is not binding for KBC or other parties.

•	A non-recent market value may also reflect a lack of liquidity.

•	Both values are for information purposes only and do not guarantee that a particular price will be achieved when the security is sold.

•	It is up to you to check whether prices are accurate and up to date before selling securities or carrying out other transactions.

The overview of your custody account xxx-xxxxxxx-xx is set out below

CMB NV

The overview only shows the contents of this custody account. It does not provide an overview of all your assets. If you have any questions or comments, don’t hesitate to contact your branch.

Situation on 16-01-2023

quantity/nominal value	name ISIN	market value or estimated value date exchange rate	value in euros
SHARES
10 000 000	EURONAV
	BE0003816338	13,44 EUR
		13-01-2023	134 400 000,00

	Grand total for your custody account		134 400 000,00

Allocation of assets in your custody account according to the nature of the securities

1. SHARES	134 400 000,00 EUR	100,00%

KBC Bank NV - Havenlaan 2 - 1080 Brussels - Belgium VAT BE 0462.920.226 • RLP Brussels Member of the KBC group
1601233741A0MNV0C31603J 2023-01-16-14.43.35.138937	002828	1/1

KBC Bank KBC CORPORATE BANKING ANTWERPEN

KC3741 - DELACENSERIESTRAAT 1 - 2018 ANTWERPEN - BELGIE

Information on the valuation of your securities

•

KBC provides a value for each security in this overview. This may be a market value or an estimated value. The market value is derived from the data available from a trading platform. Where the value has been estimated, this is indicated by an asterisk (*) next to the value.

•

In certain cases, it is not possible to give a market value. KBC will then provide an estimated value. The absence of a market value probably reflects a lack of liquidity. In other words, the security is not traded frequently, if at all. Since it is only an estimate, the estimated value is not binding for KBC or other parties.

•	A non-recent market value may also reflect a lack of liquidity.

•	Both values are for information purposes only and do not guarantee that a particular price will be achieved when the security is sold.

•	It is up to you to check whether prices are accurate and up to date before selling securities or carrying out other transactions.

The overview of your custody account xxx-xxxxxxx-xx is set out below

CMB NV

The overview only shows the contents of this custody account. It does not provide an overview of all your assets. If you have any questions or comments, don’t hesitate to contact your branch.

Situation on 16-01-2023

quantity/nominal value	name ISIN	market value or estimated value date exchange rate	value in euros
SHARES
13 100 000	EURONAV
	BE0003816338	13,44 EUR
		13-01-2023	176 064 000,00

	Grand total for your custody account		176 064 000,00

Allocation of assets in your custody account according to the nature of the securities

1. SHARES	176 064 000,00 EUR	100,00%

KBC Bank NV - Havenlaan 2 - 1080 Brussels - Belgium VAT BE 0462.920.226 • RLP Brussels Member of the KBC group
1601233741A0MN00C31603J 2023-01-16-14.43.44.158347	002828	1/1

KBC Bank KBC CORPORATE BANKING ANTWERPEN

KC3741 - DELACENSERIESTRAAT 1 - 2018 ANTWERPEN - BELGIE

Information on the valuation of your securities

•

KBC provides a value for each security in this overview. This may be a market value or an estimated value. The market value is derived from the data available from a trading platform. Where the value has been estimated, this is indicated by an asterisk (*) next to the value.

•

In certain cases, it is not possible to give a market value. KBC will then provide an estimated value. The absence of a market value probably reflects a lack of liquidity. In other words, the security is not traded frequently, if at all. Since it is only an estimate, the estimated value is not binding for KBC or other parties.

•	A non-recent market value may also reflect a lack of liquidity.

•	Both values are for information purposes only and do not guarantee that a particular price will be achieved when the security is sold.

•	It is up to you to check whether prices are accurate and up to date before selling securities or carrying out other transactions.

The overview of your custody account xxx-xxxxxxx-xx is set out below

CMB NV

The overview only shows the contents of this custody account. It does not provide an overview of all your assets. If you have any questions or comments, don’t hesitate to contact your branch.

Situation on 16-01-2023

quantity/nominal value	name ISIN	market value or estimated value date exchange rate	value in euros
SHARES
9 125 000	EURONAV
	BE0003816338	13,44 EUR
		13-01-2023	122 640 000,00

	Grand total for your custody account		122 640 000,00

Allocation of assets in your custody account according to the nature of the securities

1. SHARES	122 640 000,00 EUR	100,00%

KBC Bank NV - Havenlaan 2 - 1080 Brussels - Belgium VAT BE 0462.920.226 • RLP Brussels Member of the KBC group
1601233741A0MNP0C31603J 2023-01-16-14.43.24.157545	002828	1/1

Annex 3: Independence requirements

Article 7:87 of the Belgian Code of Companies and Associations determines that a director of a listed company is deemed to be independent if it does not have a relationship with the company or an important shareholder of the company that jeopardizes its independence.

Compliance with this requirement is assessed by applying the criteria set out in principle 3.5 of the Belgian Corporate Governance Code 2020. A candidate-director that complies with these criteria is deemed to be independent until proven otherwise. If a candidate-independent director does not comply with these criteria, a justification must be provided why such candidate nevertheless complies with the requirement set out above.

Even though Mrs. Julie De Nul, Mrs. Catharina Scheers and Mr. Patrick Molis have been nominated by a shareholder holding one tenth or more of the company’s capital, they clearly do not have a relationship with Euronav NV (the “Company”) or an important shareholder of the Company that jeopardizes their independence and thus qualify as independent directors pursuant to Article 7:87 of the Belgian Code of Companies and Associations.

Mrs. Julie De Nul, Mrs. Catharina Scheers and Mr. Patrick Molis comply with all of the other criteria of principle 3.5 of the Belgian Corporate Governance Code 2020. Neither of them:

1.	has during the past three years been an executive, or exercised a function as a person entrusted with the daily management of the Company, a related company or CMB NV;

2.	has served for a total term of more than twelve years as a non-executive board member of the Company;

3.	has during the past three years been an employee of the senior management of the Company, CMB NV or a related company or person;

4.	has received during the past three years any significant remuneration or any other significant advantage of a patrimonial nature from the Company, CMB NV or a related company or person;

5.	holds shares of the Company, CMB NV or a related company, either directly or indirectly, either alone or in concert;

6.

has maintained in the past year a significant business relationship with the Company or a related company or person, either directly or as partner, shareholder, board member, member of the senior management of a company or person who maintains such a relationship;

7.	has been a partner or member of the audit team or the external auditor of the Company, CMB NV or a related company or person;

8.

is an executive of another company in which an executive of the Company or CMB NV is a non-executive board member, or has significant links with executive board members of the Company or CMB NV through involvement in other companies or bodies;

CMB n.v.

De Gerlachekaai 20 2000 Antwerpen 1 Belgium	Tel : +32 3 247 59 11 Fax: +32 3 248 09 06 www.cmb.be | info@cmb.be	BTW BE 0404 535 431 RPR Antwerpen

9.

has, in the Company, CMB NV or a related company or person, a spouse, legal partner or close family member to the second degree, exercising a function as board member or executive or person entrusted with the daily management or employee of the senior management or falling in one of the other cases referred to in 1. to 8. above.

Consequently, Mrs. Julie De Nul, Mrs. Catharina Scheers and Mr. Patrick Molis do not have a relationship with Euronav NV, CMB NV or any other important shareholder of the Company that jeopardizes their independence and would thus qualify as an independent director pursuant to Article 7:87 of the Belgian Code of Companies and Associations.

CMB n.v.

De Gerlachekaai 20 2000 Antwerpen 1 Belgium	Tel : +32 3 247 59 11 Fax: +32 3 248 09 06 www.cmb.be | info@cmb.be	BTW BE 0404 535 431 RPR Antwerpen